                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 5, 1999, except for Note 8, as to which the date is October 8, 1999, with respect to the financial statements of AdRelevance, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-42316) and related joint proxy statement/prospectus of Media Metrix, Inc. for the registration of 19,046,596 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          Ernst & Young LLP

Seattle, Washington

August 10, 2000